                                                                      EXHIBIT 99
[PROGRESSIVE LOGO]
                                                                            NEWS
                                                                         RELEASE

The Progressive Corporation                                     COMPANY CONTACT:
6300 Wilson Mills Road                                            Thomas A. King
Mayfield Village, Ohio  44143                                    (440) 395-2260
http://www.progressive.com

                              FOR IMMEDIATE RELEASE

             PROGRESSIVE RELEASES AUGUST RESULTS AND ANNOUNCES DUTCH
                  AUCTION TENDER OFFER FOR 17.1 MILLION SHARES

MAYFIELD VILLAGE, OHIO -- September 13, 2004 -- The Progressive Corporation today reported the following results for August 2004:

                                             August       August
($ in millions, except per share amounts)     2004         2003       Change
                                            ---------   ----------    ------
Net premiums written                        $ 1,085.7    $   978.8        11%
Net premiums earned                           1,007.4        901.6        12%
Net income                                      100.3         83.7        20%
      Per share                                   .46          .38        21%
Combined ratio                                   89.2         89.9    .7 pts.

      Results for August 2004, include $13.3 million, 1.3 loss ratio points, of catastrophic losses incurred due to Hurricane Charley. See the Monthly Commentary at the end of this release for further discussion on the losses due to Hurricane Charley and Hurricane Frances. See the "Income Statement" for further month and year-to-date information.

     The Progressive Corporation also announced today that it is commencing a modified "Dutch auction" tender offer to purchase up to 17.1 million of its outstanding Common Shares, $1.00 par value. Under the terms of the offer, which expires at 12:00 midnight, New York City time on Friday, October 15, 2004 (unless extended), shareholders of the Company may tender some or all of their shares at prices not greater than $88.00 nor less than $78.00 per share. At the close of the tender offer, the Company will determine the lowest per share price in that range which will result in the purchase of 17.1 million shares or such lesser number of shares as may be properly tendered. If the offer is oversubscribed, the Company has the right to purchase up to approximately 4.4 million additional shares without extending the offer, and the Company may select a higher purchase price within the range for all shares purchased pursuant to the tender offer, if necessary, to purchase such additional shares. All shareholders whose shares are accepted in the offer will receive the purchase price determined by the Company, even if their shares were tendered at a lower price.

      As of September 10, 2004, the Company had approximately 217.0 million Common Shares outstanding. The closing price of the Common Shares on the New York Stock Exchange on September 10, 2004 was $79.25 per share. The 17.1 million shares proposed to be purchased in the Dutch auction tender offer represent approximately 7.9% of the Common Shares outstanding as of September 10, 2004. The Company intends to pay for tendered shares with cash generated by the sale of securities in the Company's investment portfolios.

      After evaluating the Company's financial condition, business prospects and capital needs, the Board of Directors has determined that the Company currently has a significant amount of capital on hand in excess of what is needed to support its insurance operations, fund its corporate obligations and prepare for various contingencies. In view of this situation and the Company's publicly stated policy to return capital to shareholders when appropriate, the Board determined that this tender offer would be a prudent use of the Company's excess capital and an efficient means to return capital to shareholders who choose to participate. The tender offer thus represents an opportunity for the Company to return capital to shareholders who elect to tender their shares, while at the same time increasing nontendering shareholders' proportionate interests in Progressive.

      The Company believes that after completing the tender offer, its remaining capital on hand and cash flows from operations will be sufficient to support the Company's insurance operations, corporate obligations and risk contingencies, including the catastrophic, weather-related losses discussed above.

      The Company has been advised by its directors and executive officers that they will not tender any shares in the tender offer, other than Peter B. Lewis, the Chairman of the Board of Directors, who has advised the Company that he intends to tender 1.1 million shares. Mr. Lewis will not tender his shares at a specified price, but will accept the price determined by the Company pursuant to the Dutch auction tender offer process. Mr. Lewis has also notified the Company that he has terminated his Rule 10b5-1 trading plans under which an aggregate of 2,392,000 shares could be sold over a two-year period ending July 2006. Prior to termination and as previously disclosed, 446,300 shares had been sold under the plans. Mr. Lewis currently owns beneficially 8.4% of the Company's common shares outstanding. In the event that the Company purchases all 1.1 million shares tendered by Mr. Lewis and the Company purchases a total of 17.1 million shares in the tender offer, Mr. Lewis will own beneficially approximately 17.2 million of the Company's common shares, or approximately 8.6% of the shares outstanding, after completion of the tender offer.

      Details of the offer will be mailed to the Company's shareholders within the next few days. This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares.

      THE OFFER IS MADE SOLELY BY THE OFFER TO PURCHASE TO BE DATED SEPTEMBER 14, 2004, AND THE RELATED LETTER OF TRANSMITTAL AND ANY RELATED AMENDMENTS OR SUPPLEMENTS THERETO, WHICH CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER AND THE COMPANY THAT SHOULD BE READ BEFORE TENDERS ARE MADE. SHAREHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND RELATED MATERIALS FOR FREE: (1) AT THE SEC'S WEB SITE AT WWW.SEC.GOV; (2) FROM THE INFORMATION AGENT FOR THE TENDER OFFER, MORROW & CO., INC., BY CALLING (800) 607-0088; OR
(3) DIRECTLY FROM THE COMPANY BY MAIL AT THE PROGRESSIVE CORPORATION, INVESTOR RELATIONS, 6300 WILSON MILLS ROAD, BOX W33, MAYFIELD VILLAGE, OHIO 44143; BY E-MAIL AT INVESTOR_RELATIONS@PROGRESSIVE.COM; OR BY TELEPHONE AT (440) 395-2258.

      Additional information concerning the tender offer can also be obtained from the information agent at the number set forth above, or from J.P. Morgan Securities Inc., which is serving as the dealer manager for the offer, by calling (800) 262-0777.

      None of the Company, the information agent or the dealer manager is making any recommendation to shareholders as to whether to tender or refrain from tendering their shares into the tender offer or as to the purchase price or prices at which a shareholder may choose to tender its shares. Shareholders must decide how many shares they will tender, if any, and the price within the stated range at which they will offer their shares for purchase by the Company.

      The Company's Board of Directors also confirmed that the tender offer will not reduce the number of shares available for repurchase, in the open market or otherwise, pursuant to the resolution approved by the Board in April 2003. The Board reaffirmed that the Company has the authority to repurchase the remaining 10,188,101 shares authorized in April 2003 and that the Company may continue to repurchase shares under this authority after the completion of the tender offer, subject to applicable laws.

      Progressive's Personal Lines business units write insurance for private passenger automobiles and recreation vehicles. Progressive's Commercial Auto business unit writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses. The Company's other businesses principally include writing directors' and officers' liability insurance and managing the Company's run-off businesses. See "Supplemental Information" for the month and year-to-date results.

                  THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
                                INCOME STATEMENT
                                   AUGUST 2004
                      (millions - except per share amounts)
                                   (unaudited)

                                                Current
                                                 Month        Comments on Monthly Results(1)
                                                --------      ------------------------------
Direct premiums written                         $1,107.8
                                                ========

Net premiums written                            $1,085.7
                                                ========

Revenues:
Net premiums earned                             $1,007.4
Investment income                                   40.6
Net realized gains on securities                     4.4
Service revenues                                     3.8
                                                --------
     Total revenues                              1,056.2
                                                --------
Expenses:
Losses and loss adjustment expenses                687.9      Includes $13.3 million, 1.3 loss ratio points, of catastrophic losses related to Hurricane Charley.
Policy acquisition costs                           109.0
Other underwriting expenses                        101.4
Investment expenses                                   .3
Service expenses                                     2.1
Interest expense                                     6.7
                                                --------
     Total expenses                                907.4
                                                --------

Income before income taxes                         148.8
Provision for income taxes                          48.5
                                                --------
Net income                                      $  100.3
                                                ========

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding                         216.0
                                                ========
       Per share                                $    .46
                                                ========
Diluted:
Average shares outstanding                         216.0
Net effect of dilutive stock-based
   compensation                                      2.9
                                                --------
       Total equivalent shares                     218.9
                                                ========
       Per share                                $    .46
                                                ========

----------

(1) See the Monthly Commentary at the end of this release for additional discussion. Also see the Company's 2003 Annual Report at progressive.com/annualreport for a complete description of its reporting and accounting policies.

The following table sets forth the total return on investments for the month:

Fully taxable equivalent total return:
   Fixed income securities                      1.4%
   Common stocks                                 .6%
   Total portfolio                              1.3%

                  THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
                                INCOME STATEMENTS
                            AUGUST 2004 YEAR-TO-DATE
                      (millions - except per share amounts)
                                   (unaudited)

                                                   Year-to-Date
                                                   ------------
                                                                             %
                                               2004            2003       Change
                                             --------        --------     ------
Direct premiums written                      $9,249.6        $8,277.7        12
                                             ========        ========
Net premiums written                         $9,023.4        $8,093.0        11
                                             ========        ========
Revenues:
Net premiums earned                          $8,592.0        $7,384.8        16
Investment income                               320.2           302.4         6
Net realized gains on securities                 59.9            18.9       217
Service revenues                                 33.0            26.7        24
Other income(1)                                    --            30.6        NM
                                             --------        --------
     Total revenues                           9,005.1         7,763.4        16
                                             --------        --------
Expenses:
Losses and loss adjustment expenses           5,536.7         5,019.1        10
Policy acquisition costs                        926.1           814.9        14
Other underwriting expenses                     808.9           646.3        25
Investment expenses                               8.0             7.4         8
Service expenses                                 16.5            17.1        (4)
Interest expense                                 53.6            63.8       (16)
                                             --------        --------
     Total expenses                           7,349.8         6,568.6        12
                                             --------        --------
Income before income taxes                    1,655.3         1,194.8        39
Provision for income taxes                      540.6           391.4        38
                                             --------        --------
Net income                                   $1,114.7        $  803.4        39
                                             ========        ========
COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding                      216.3           217.6        (1)
                                             ========        ========
     Per share                               $   5.15        $   3.69        40
                                             ========        ========
Diluted:
Average shares outstanding                      216.3           217.6        (1)
Net effect of dilutive stock-based
   compensation                                   3.4             3.7        (8)
                                             --------        --------
     Total equivalent shares                    219.7           221.3        (1)
                                             ========        ========
     Per share                               $   5.07        $   3.63        40
                                             ========        ========

----------

NM= Not Meaningful

(1) Amount represents estimated interest earned through August 2003 on an income tax refund the Company received in 2004.

The following table sets forth the total return on investments for the year-to-date period:

                                               2004         2003
                                               ----         ----
Fully taxable equivalent total return:
     Fixed income securities                    3.0%         2.4%
     Common stocks                               .0%        16.0%
     Total portfolio                            2.7%         4.3%

                  THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
                                   AUGUST 2004
                                 ($ in millions)
                                   (unaudited)

                                                     CURRENT MONTH
-----------------------------------------------------------------------------------------------------------------------
                                                   PERSONAL LINES            COMMERCIAL
                                        ---------------------------------       AUTO          OTHER        COMPANYWIDE
                                         AGENCY       DIRECT      TOTAL       BUSINESS    BUSINESSES(2)       TOTAL
                                        --------     --------    --------     --------    -------------    -----------
Net Premiums Written                    $  644.4     $  316.1    $  960.5     $  123.0       $    2.2       $1,085.7
% Growth in NPW                                7%          15%         10%          18%            NM             11%
Net Premiums Earned                     $  602.1     $  284.7    $  886.8     $  118.1       $    2.5       $1,007.4
% Growth in NPE                                9%          16%         11%          20%           (60)%           12%

GAAP Ratios
Loss/LAE ratio                              69.2         68.2        68.9         64.9           22.4           68.3
Expense ratio                               20.8         20.5        20.7         20.0          117.1           20.9
                                        --------     --------    --------     --------       --------       --------
Combined ratio                              90.0         88.7        89.6         84.9          139.5           89.2
                                        ========     ========    ========     ========       ========       ========
Actuarial Adjustments(1)
Reserve Decrease/(Increase)
   Prior accident years                                                                                     $     .8
   Current accident year                                                                                        (2.6)
                                                                                                            --------
   Calendar year actuarial adjustment   $     .4     $     .1    $     .5     $   (2.8)      $     .5       $   (1.8)
                                                                                                            ========
Prior Accident Years Development
Favorable/(Unfavorable)
    Actuarial adjustment                                                                                    $     .8
    All other development                                                                                       15.4
                                                                                                            --------
    Total development                                                                                       $   16.2
                                                                                                            ========

Calendar year loss/LAE ratio                                                                                    68.3
                                                                                                            ========
Accident year loss/LAE ratio                                                                                    69.9
                                                                                                            ========

Statutory Ratios
Loss/LAE ratio                                                                                                  68.4
Expense ratio                                                                                                   19.4
                                                                                                            --------
Combined ratio                                                                                                  87.8
                                                                                                            ========

NM = Not Meaningful
(1) Represents adjustments solely based on the Company's corporate actuarial review.

(2) In August 2004, the Company established a $1.8 million premium deficiency reserve (i.e. expected losses in excess of unearned premium balance) related to a portion of its other businesses.

                  THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
                            AUGUST 2004 YEAR-TO-DATE
                                 ($ in millions)
                                   (unaudited)

                                                      YEAR-TO-DATE
----------------------------------------------------------------------------------------------------------------
                                                 PERSONAL LINES             COMMERCIAL
                                        ---------------------------------      AUTO        OTHER     COMPANYWIDE
                                         AGENCY       DIRECT      TOTAL      BUSINESS   BUSINESSES     TOTAL
                                        ---------    --------    --------   ----------  ----------   -----------
Net Premiums Written                    $5,377.8     $2,552.5    $7,930.3    $1,075.8    $   17.3     $9,023.4
% Growth in NPW                                9%          16%         11%         17%        (61)%         11%
Net Premiums Earned                     $5,172.3     $2,414.6    $7,586.9    $  981.6    $   23.5     $8,592.0
% Growth in NPE                               14%          20%         16%         25%        (53)%         16%

GAAP Ratios
Loss/LAE ratio                              65.4         64.3        65.1        59.5        62.4         64.4
Expense ratio                               20.1         20.6        20.2        19.1        47.9         20.2
                                        --------     --------    --------    --------    --------     --------
Combined ratio                              85.5         84.9        85.3        78.6       110.3         84.6
                                        ========     ========    ========    ========    ========     ========
Actuarial Adjustments(1)
Reserve Decrease/(Increase)
   Prior accident years                                                                               $   29.0
   Current accident year                                                                                 (19.8)
                                                                                                      --------
   Calendar year actuarial adjustment   $    6.1     $    2.5    $    8.6    $     .7    $    (.1)    $    9.2
                                                                                                      ========
Prior Accident Years Development
Favorable/(Unfavorable)
   Actuarial adjustment                                                                               $   29.0
   All other development                                                                                  30.6
                                                                                                      --------
   Total development                                                                                  $   59.6
                                                                                                      ========
Calendar year loss/LAE ratio                                                                              64.4
                                                                                                      ========
Accident year loss/LAE ratio                                                                              65.1
                                                                                                      ========
Statutory Ratios
Loss/LAE ratio                                                                                            64.5
Expense ratio                                                                                             19.4
                                                                                                      --------
Combined ratio                                                                                            83.9
                                                                                                      ========
Statutory surplus                                                                                     $5,591.3
                                                                                                      ========

                                          August  August
                                           2004    2003    Change
                                           -----   -----   -----
Policies in Force
       (in thousands)
               Agency - Auto               4,216   3,859       9%
               Direct - Auto               2,029   1,770      15%
               Other Personal Lines(2)     2,332   1,968      19%
                                           -----   -----
        Total Personal Lines               8,577   7,597      13%
                                           =====   =====
        Commercial Auto Business             413     349      18%
                                           =====   =====

(1) Represents adjustments solely based on the Company's corporate actuarial review.

(2) Includes insurance for motorcycles, recreation vehicles, mobile homes, watercraft, snowmobiles, homeowners and similar items.

                  THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
                      BALANCE SHEET AND OTHER INFORMATION
                     (millions - except per share amounts)
                                   (unaudited)

                                                                       AUGUST
                                                                        2004
                                                                        ----
CONDENSED GAAP BALANCE SHEET:(1)
  Investments -
    Available-for-sale:
      Fixed maturities, at market (amortized cost: $10,162.0)         $10,346.6
      Equity securities, at market:
         Preferred stocks (cost: $825.2)                                  840.4
         Common equities (cost: $1,606.7)                               1,962.7
    Short-term investments, at amortized cost (market: $1,403.0)        1,403.0
                                                                      ---------
             Total investments(2)                                      14,552.7
  Net premiums receivable                                               2,392.5
  Deferred acquisition costs                                              461.8
  Other assets                                                          1,288.6
                                                                      ---------
             Total assets                                             $18,695.6
                                                                      =========

  Unearned premiums                                                   $ 4,340.3
  Loss and loss adjustment expense reserves                             5,076.3
  Other liabilities(2)                                                  1,968.2
  Debt                                                                  1,290.1
  Shareholders' equity                                                  6,020.7
                                                                      ---------
             Total liabilities and shareholders' equity               $18,695.6
                                                                      =========

  Common Shares outstanding                                               216.9
  Shares repurchased - August                                                .2
    Average cost per share                                            $   76.61
  Book value per share                                                $   27.76
  Return on average shareholders' equity                                   28.7%
  Net unrealized pre-tax gains on investments                         $   555.8
  Debt to total capital ratio                                              17.6%

--------------------------
(1) Pursuant to SFAS 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts," loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $253.6 million.

(2) Amounts include net unsettled security acquisitions, including repurchase commitments, of $314.7 million.

MONTHLY COMMENTARY

- In the Company's Personal Lines businesses, nine markets had year-to-date net premiums written growth of 20% or greater; these markets represented 14% of the total Personal Lines premiums. Nineteen states (44% of total Personal Lines) grew less than 10%.

- The Company continued to experience strong profitability. Seven markets in which the Company writes Personal Lines business were unprofitable for the month; for the year-to-date period, all Personal Lines markets were profitable.

- To date, the Company incurred approximately 6,600 claims, at an average cost per claim of approximately $2,000, as a result of Hurricane Charley. As of September 12, 2004, over 90% of the reported claims have been paid.

- As of September 12, 2004, the Company has incurred approximately 3,100 claims as a result of Hurricane Frances. The average incurred amount on claims from Hurricane Frances thus far have been about $2,400. Based on the number and cost of claims received to date from Hurricane Frances, the Company has no reason to believe that the total cost of losses from Hurricane Frances will vary significantly from the total cost of those incurred due to Hurricane Charley, although Hurricane Frances affected a larger geographic area.

- The pretax recurring book yield of the investment portfolio was 3.6% for the month and 3.8% year-to-date.

- At August month-end, the net unrealized gains in the investment portfolio were $555.8 million, a decrease of $87.6 million from year-end 2003. In the fixed-income portfolio, the duration was 3.0 years and the weighted average credit quality changed to AA+.

The Progressive group of insurance companies ranks third in the nation for auto insurance based on premiums written, offering its products by phone at 1-800-PROGRESSIVE, online at progressive.com and through more than 30,000 independent agencies and insurance brokers. The Common Shares of The Progressive Corporation, the holding company, are publicly traded at NYSE:PGR.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS RELEASE THAT ARE NOT HISTORICAL FACT ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS AND RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. THESE RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION, UNCERTAINTIES RELATED TO ESTIMATES, ASSUMPTIONS AND PROJECTIONS GENERALLY; INFLATION AND CHANGES IN ECONOMIC CONDITIONS (INCLUDING CHANGES IN INTEREST RATES AND FINANCIAL MARKETS); THE ACCURACY AND ADEQUACY OF THE COMPANY'S PRICING AND LOSS RESERVING METHODOLOGIES; PRICING COMPETITION AND OTHER INITIATIVES BY COMPETITORS; THE COMPANY'S ABILITY TO OBTAIN REGULATORY APPROVAL FOR REQUESTED RATE CHANGES AND THE TIMING THEREOF; THE EFFECTIVENESS OF THE COMPANY'S ADVERTISING CAMPAIGNS; LEGISLATIVE AND REGULATORY DEVELOPMENTS; THE OUTCOME OF LITIGATION PENDING OR THAT MAY BE FILED AGAINST THE COMPANY; WEATHER CONDITIONS (INCLUDING THE SEVERITY AND FREQUENCY OF STORMS, HURRICANES, SNOWFALLS, HAIL AND WINTER CONDITIONS); CHANGES IN DRIVING PATTERNS AND LOSS TRENDS; ACTS OF WAR AND TERRORIST ACTIVITIES; THE COMPANY'S ABILITY TO MAINTAIN THE UNINTERRUPTED OPERATION OF ITS FACILITIES, SYSTEMS (INCLUDING INFORMATION TECHNOLOGY SYSTEMS) AND BUSINESS FUNCTIONS; COURT DECISIONS AND TRENDS IN LITIGATION AND HEALTH CARE AND AUTO REPAIR COSTS; AND OTHER MATTERS DESCRIBED FROM TIME TO TIME BY THE COMPANY IN RELEASES AND PUBLICATIONS, AND IN PERIODIC REPORTS AND OTHER DOCUMENTS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. IN ADDITION, INVESTORS SHOULD BE AWARE THAT GENERALLY ACCEPTED ACCOUNTING PRINCIPLES PRESCRIBE WHEN A COMPANY MAY RESERVE FOR PARTICULAR RISKS, INCLUDING LITIGATION EXPOSURES. ACCORDINGLY, RESULTS FOR A GIVEN REPORTING PERIOD COULD BE SIGNIFICANTLY AFFECTED IF AND WHEN A RESERVE IS ESTABLISHED FOR A MAJOR CONTINGENCY. REPORTED RESULTS, THEREFORE, MAY APPEAR TO BE VOLATILE IN CERTAIN ACCOUNTING PERIODS.

                                      -9-